EXHIBIT 99.1

SUBSCRIPTION AGREEMENT
FOR
AWARENESS FOR TEENS, INC.

Please mail this Subscription Agreement, with your check, to the address shown below.

I/We acknowledge receipt of the Prospectus of AWARENESS FOR TEENS, INC. (the "Company") and I/we have reviewed the Prospectus of the Company as filed with the Securities and Exchange Commission.  After a review, I/We hereby subscribe for Shares of the Company's Common Stock ($0.001 par value) as follows:

________ Number of Shares at $ 0.10 per Share.

$_______ Check payable to AWARENESS FOR TEENS, INC.

Shares are to be registered to (mark one):

____     Individual
____     Tenants-in-Common
____     Joint Tenants with Right of Survivorship
____     As Tenants in the Entireties
____     As Custodian/Minor Under the Uniform Gifts to Minors Act
____     Corporation
____     Trust

Please provide complete name(s) and address(es) of all parties:

_______________________    Name

_______________________    Address

_______________________    City, State, Zip

_______________________    Telephone with Area Code

_______________________    Social Security Number/EIN

_______________________    Name

_______________________    Address

_______________________    City, State, Zip

_______________________    Telephone with Area Code

_______________________    Social Security Number/EIN

____________________________________________
Signature of primary investor

Remit this form with your check to:

AWARENESS FOR TEENS, INC.
3416 Rollsreach Drive
San Diego, CA  2111

An accepted copy of this form will be returned to you within five days of receipt.  If the Company should decline to accept the subscription, it will be returned with your check within five days of receipt.  By executing this Subscription Agreement, you acknowledge that you have had the opportunity to read the Prospectus.

Accepted by:

___________________________
Maureen Cottrell

Date: ________________, 2010